Exhibit 24.0

FLEETWOOD MEWS #201 – 16055 FRASER HIGHWAY SURREY, BC V3S 2W9 EMAIL: davemaxwell @ telus.net TEL: (604) 599-4811 FAX: (604) 599-4861 CELL: (604) 418-7488

July 25, 2003

Charles Clayton
Attorney at Law
607 Marquette Avenue South
Minneapolis, MN
55402

Attention: Charles Clayton

Re:      Audited Financial Statements – Black Sea Minerals, Inc.

Dear Charles:

I consent to the use of the June 30, 2003 Black Sea Minerals, Inc. audited financial statements and Auditor’s Report dated July 21, 2003.

Yours very truly,

“David J. Maxwell”
Chartered Accountant

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